UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of The Securities
                  Exchange Act of 1934 Date of Report (Date of
                    earliest event reported) August 24, 2005

                                   Dtomi, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   0000-27277
                            (Commission File Number)

                                   98-0207554
                        (IRS Employer Identification No.)

        950 South Pine Island Road, Suite A150, Plantation, Florida 33324
               (Address of principal executive offices)(Zip Code)

                                 (954) 673-0333
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On August 24, 2005, John R. Haddock resigned as a director of registrant Dtomi, Inc., a Nevada corporation ("Dtomi"), effective August 25, 2005.

As previously disclosed on Form 8-K (file no. 000-27277), filed with the Securities and Exchange Commission on June 6, 2005, Mr. Haddock resigned from his position as Chief Executive Officer of Dtomi on May 31, 2005. Mr. Haddock had also served as Dtomi principal executive officer and principal financial officer. Upon Mr. Haddock's resignation as CEO, David M. Otto, Chairman of the Board of Directors and Secretary of Dtomi, assumed the responsibilities of principal executive officer and principal financial officer of Dtomi.

Mr. Otto, age 47, an attorney by profession, began his law practice on Wall Street in New York, where he focused on significant corporate transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto relocated to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up and emerging growth businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up and emerging growth companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and public offerings of securities. He is currently a member of the Board of Directors of Saratoga Capital Partners, Inc., which provides consulting services to the Company in connection with the development of new business ventures and a member of the board of directors of Renaissance Window Fashions, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities and Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee for the ABA' s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government - Political Philosophy and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor for the Fordham International Law Journal.

Mr. Otto currently holds approximately 45,972,400 shares of common stock, or approximately 45.97% of the issued and outstanding share of common stock, of Dtomi.

Mr. Otto holds all equity securities of The Otto Law Group, PLLC, which acts as counsel to Dtomi. Pursuant to an Engagement Agreement dated October 21, 2001 by and between the Dtomi and The Otto Law Group, PLLC ("OLG"), as amended (the "OLG Agreement"), OLG provides legal services to Dtomi. Substantially all 45,972,400 shares of common stock beneficially held by Mr. Otto have been registered for resale on Form S-8. Additionally, Dtomi has agreed to, on a monthly basis, issue shares of common stock in an amount up to 4.9% of the issued and outstanding shares of common stock of Dtomi to Mr. Otto, and register such shares the sales of common stock on Form S-8, to pay fees owed by Dtomi to OLG. The proceeds of all shares of common stock of Dtomi issued to Mr. Otto are to be credited against fees due and owing OLG. Dtomi believes that arrangement with OLG to be fair because Dtomi cannot pay cash to OLG, while OLG has agreed to provide legal services until such time a Dtomi can compensate OLG in cash for its services.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

Exhibit 99.1 Letter dated August 24, 2005, from John Haddock to Dtomi, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Dtomi, Inc
                                       (Registrant)


Date: August 30, 2005                  By: /s/ David Otto
                                           -------------------------------------
                                           Name:  David Otto
                                           Title: Secretary